Exhibit 5.1

September 13, 2016

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: DelMar Pharmaceuticals, Inc., Form S-3 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by DelMar Pharmaceuticals, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement consisting of (i) 60,000 outstanding shares of common stock (the “Outstanding Shares”), (ii) 2,255,606 shares of common stock issuable upon conversion of outstanding shares of Series B Preferred Stock (the “Conversion Shares”), and (iii) 1,262,500 shares of common stock issuable upon exchange of exercise of outstanding warrants (the “Warrant Shares”) are duly authorized and (a) with respect to the Outstanding Shares, legally and validly issued, fully paid and non-assessable, and (b) with respect to the Conversion Shares and the Warrant Shares, will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP
Sichenzia Ross Friedman Ference LLP

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